EXHIBIT 99.1

Eastern Insurance Holdings, Inc. Eastern Alliance Insurance Group Eastern Life & Health Insurance Company Employers Alliance, Inc.

DATE:	August 9, 2007	FINANCIAL CONTACT:
Kevin Shook, Treasurer and CFO
(717) 735-1660
kshook@eains.com

FOR IMMEDIATE RELEASE

EASTERN INSURANCE HOLDINGS, INC.

ANNOUNCES SECOND QUARTER 2007 RESULTS

Lancaster, Pa., August 9, 2007 – On June 16, 2006, Eastern Insurance Holdings, Inc. (“EIHI”) (NASDAQ: EIHI) completed a common stock offering and Eastern Life and Health Insurance Company (“ELH”) (formerly, Educators Mutual Life Insurance Company) completed its conversion from the mutual to stock form of organization and became a wholly-owned subsidiary of EIHI. In the common stock offering, EIHI sold 7,475,000 shares of its common stock at a price of $10.00 per share, raising gross proceeds of $74.8 million. Immediately after the common stock offering and conversion, EIHI purchased all of the outstanding shares of Eastern Holding Company Ltd. and subsidiaries (collectively, “EHC”) for a purchase price of $78.9 million, which consisted of EIHI issuing 3,876,048 of its $10.00 per share common stock and paying cash of $40.2 million to EHC’s shareholders.

EIHI today reported earnings for the three months ended June 30, 2007 and pro forma earnings for the three months ended June 30, 2006. The pro forma earnings for the three months ended June 30, 2006 reflect the financial results of EIHI, ELH, and EHC, as if the conversion, stock offering and acquisition of EHC had taken place as of January 1, 2006.

EIHI reported net income of $4.3 million, or $0.40 per diluted share, for the second quarter of 2007, compared to pro forma net income of $708,000, or $0.06 per diluted share, for the same period in 2006. Highlights for the second quarter include:

•	Consolidated revenue for the second quarter of 2007 was $36.2 million, compared to pro forma consolidated revenue of $29.0 million for the same period in 2006;

•	Net premiums earned increased to $31.8 million in the second quarter of 2007 from pro forma net premiums earned of $26.1 million during the same period in 2006;

•

Favorable loss reserve development on prior accident years of $1.2 million ($780,000 after-tax) was recorded in the workers’ compensation insurance segment for the three months ended June 30, 2007 compared to pro forma favorable loss reserve development of $600,000 ($390,000 after-tax) for the same period in 2006;

The Eastern Alliance Insurance Building · 25 Race Avenue · P.O. Box 83777 · Lancaster, PA 17608-3777

1.888.654.7100 · Fax 717.399.3781 · www.easterninsuranceholdings.com · www.eains.com · www.elhins.com

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 9, 2007

•

After-tax intangible asset amortization expense of $435,000 was recorded for the three months ended June 30, 2007, compared to pro forma after-tax intangible asset amortization expense of $501,000 for the second quarter of 2006;

•	After-tax net realized gains increased to $678,000 for the three months ended June 30, 2007 from pro forma after-tax net realized gains of $143,000 for the same period in 2006;

•

For the three months ended June 30, 2006, pro forma net income was negatively impacted by pro forma after-tax purchase accounting adjustments of $950,000 compared to negligible purchase accounting adjustments for the same period in 2007; and

•

For the three months ended June 30, 2006, pro forma net income was negatively impacted by pro forma after-tax transaction expenses of $2.0 million from the conversion, stock offering, and acquisition of EHC on June 16, 2006.

Weighted average fully diluted shares considered outstanding used to calculate diluted earnings per share for the three months ended June 30, 2007 and pro forma weighted average fully diluted shares considered outstanding used to calculate pro forma diluted earnings per share for the three months ended June 30, 2006 consisted of the following:

	2007	Pro Forma 2006
Shares from stock offering, net of ESOP shares	6,727,500	6,727,500
Shares issued to EHC shareholders	3,876,048	3,876,048
Weighted average ESOP shares	68,402	27,390
Weighted average restricted stock shares	22,385	—
Weighted average treasury shares purchased	(107,377)	—
Stock warrants	306,099	306,099

Total	10,893,057	10,937,037

“Our strong 2007 financial results continued through the second quarter with all of our operating segments recording underwriting profits,” said Bruce Eckert, Chief Executive Officer. “Our consolidated combined ratio was 91.2 percent, including a combined ratio of 71.8 percent, 98.9 percent and 90.4 percent in the workers’ compensation, group benefits and specialty reinsurance segments, respectively. We are particularly pleased by A.M. Best Company’s decision to upgrade the financial strength rating assigned to ELH to an A- (Excellent) during the second quarter. Our workers’ compensation, group benefits, and specialty reinsurance segments are now all assigned A- financial strength ratings by A.M. Best Company. We continue to explore and pursue opportunities to deploy our excess capital through strategic acquisitions, organic geographic expansion and product cross-selling initiatives. Our workers’ compensation segment has been approved for licensure in four Southeastern states and we are actively recruiting key personnel and agency partners in select underwriting territories there.”

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 9, 2007

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $3.7 million for the second quarter of 2007, compared to pro forma net income of $1.8 million for the same period in 2006. Highlights for the second quarter include:

•

Net premiums earned, before purchase accounting adjustments, increased to $13.9 million for the second quarter of 2007, compared with pro forma net premiums earned, before purchase accounting adjustments, of $11.6 million for the second quarter of 2006, an increase of 19.8 percent;

•

The combined ratio was 71.8 percent for the second quarter of 2007, compared to a pro forma combined ratio of 82.0 percent for the same period last year. The combined ratio, before purchase accounting adjustments, was 72.7 percent for the three months ended June 30, 2007 compared to the pro forma combined ratio, before purchase accounting adjustments, of 71.7 percent for the same period in 2006. For the three months ended June 30, 2007, favorable loss reserve development of $1.2 million decreased the combined ratio by 8.8 percentage points. For the three months ended June 30, 2006, pro forma favorable loss reserve development of $600,000 decreased the pro forma combined ratio by 6.4 percentage points and a decrease in the 2006 year-to-date accident year loss ratio from 67.0 percent to 62.0 percent during the second quarter of 2006 decreased the 2006 pro forma combined ratio by a further 4.9 percentage points;

•	The expense ratio was 18.3 percent for the three months ended June 30, 2007 compared to a pro forma expense ratio of 18.5 percent for the same period in 2006;

•

Net investment income increased to $1.2 million for the second quarter of 2007, compared to pro forma net investment income of $895,000 for the same period of 2006, primarily due to an increase in the invested asset base; and

•	Pro forma after-tax purchase accounting charges were $1.0 million for the three months ended June 30, 2006 compared to negligible purchase accounting charges for the same period in 2007.

Segregated Portfolio Cell Reinsurance

The segregated portfolio cell reinsurance segment added one new program during the second quarter of 2007, bringing the total number of programs to thirteen. As previously reported, two of the programs are currently in run-off.

Group Benefits Insurance

EIHI’s group benefits insurance segment reported net income of $931,000 for the three months ended June 30, 2007 compared to pro forma net income of $935,000 for the three months ended June 30, 2006. Highlights for the second quarter include:

•	Net premiums earned were $8.9 million for the second quarter of 2007, compared to pro forma net premiums earned of $8.3 million for the second quarter of 2006;

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 9, 2007

•

The combined ratio was 98.9 percent for the second quarter of 2007, compared to a pro forma combined ratio of 96.6 percent for the same period last year. The increase in the combined ratio for the second quarter of 2007 primarily reflects a higher loss and LAE ratio partially offset by a decrease in the expense ratio. The calendar year loss and LAE ratio was 67.0 percent for the three months ended June 30, 2007 compared to a pro forma loss and LAE ratio of 63.3 percent for the same period in 2006;

•

The expense ratio was 31.9 percent for the three months ended June 30, 2007 compared to a pro forma expense ratio of 33.3 percent for the same period in 2006. The decrease in the expense ratio is due primarily to beneficial expense reduction initiatives as a result of the integration process;

•	Net investment income was $722,000 for the second quarter of 2007 compared to pro forma net investment income of $1.1 million for the second quarter of 2006; and

•	Net realized gains were $623,000 for the second quarter of 2007 compared to pro forma net realized gains of $87,000 for the second quarter of 2006.

Specialty Reinsurance

EIHI’s specialty reinsurance segment reported net income of $602,000 for the second quarter of 2007, compared to pro forma net income of $590,000 for the same period last year. Highlights for the second quarter include:

•	Reinsurance premiums earned were $3.7 million for the second quarter of 2007 compared to pro forma reinsurance premiums earned of $3.0 million for the same period in 2006;

•

The combined ratio was 90.4 percent for the second quarter of 2007, compared to a pro forma combined ratio of 84.3 percent for the same period last year. The combined ratio, before purchase accounting adjustments, was 88.5 percent for the three months ended June 30, 2007 compared to the pro forma combined ratio, before purchase accounting adjustments, of 86.1 percent for the same period in 2006; and

•

For the three months ended June 30, 2006, net income was negatively impacted by pro forma after-tax purchase accounting adjustments of $270,000 compared to negligible purchase accounting adjustments for the same period in 2007.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. The corporate and other segment recorded a net loss of $937,000 for the three months ended June 30, 2007, compared to a pro forma net loss of $2.6 million for the same period in 2006. The 2006 pro forma results include after-tax transaction expenses of $2.0 million from the conversion, stock offering, and acquisition of EHC during the second quarter of 2006.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 9, 2007

Financial Condition

Total assets were $391.1 million as of June 30, 2007. Shareholders’ equity was $176.2 million as of June 30, 2007. During the quarter, the Company repurchased 210,970 common shares at a total cost of $3.2 million, representing a weighted average price of $15.14 per share. As of June 30, 2007, EIHI’s book value per share and fully diluted book value per share were $15.57 and $15.16, respectively. Outstanding shares used to calculate book value per share and fully diluted book value per share were 11,320,340 and 12,243,127, respectively. The basic book value per share calculation includes the impact of restricted stock awards of 246,675 shares. The fully diluted book value per share calculation includes the additional impact of warrants to purchase 306,099 common shares, which have an exercise price of $1.63 per share and stock options to purchase 616,688 common shares, which have an exercise price of $14.35.

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Time on Friday, August 10, 2007 to review the Company’s 2007 second quarter results. The conference call will be available via a live webcast accessed through the Investor Relations section of www.easterninsuranceholdings.com. The dial-in numbers for the conference call are as follows:

Live Call
877-407-0782 (Domestic)
201-689-8567 (International)

A replay of the conference call will be available through August 24, 2007, at 877-660-6853 (domestic) and 201-612-7415 (international). The account number for playback is 286 and the conference number is 249826. An online archive of the webcast will be available on the Investor Relations section of www.easterninsuranceholdings.com.

Consolidated Financial Results

Set forth in the tables below are the unaudited consolidated balance sheets as of June 30, 2007 and December 31, 2006 and unaudited results of operations for the three and six months ended June 30, 2007 and unaudited pro forma results of operations for the three and six months ended June 30, 2006.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 9, 2007

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	June 30, 2007	December 31, 2006
ASSETS
Investments:
Fixed income securities, at estimated fair value (amortized cost, $207,434; $201,226)	$207,665	$204,444
Convertible bonds, at estimated fair value (amortized cost, $12,579; $—)	14,101	—
Equity securities, at estimated fair value (cost, $13,091; $17,027)	14,311	18,219
Equity call options, at estimated fair value (cost, $—; $2,230)	—	3,318
Other long-term investments	10,419	11,604

Total investments	246,496	237,585
Cash and cash equivalents	41,982	50,703
Accrued investment income	2,428	2,236
Premiums receivable (net of allowance, $558; $558)	35,359	23,225
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	27,911	27,525
Deferred acquisition costs	7,633	4,501
Deferred income taxes, net	4,116	2,696
Intangible assets	7,241	8,110
Goodwill	5,140	5,140
Other assets	12,751	6,485

Total assets	$391,057	$368,206

LIABILITIES
Reserves for unpaid losses and loss adjustment expenses	$130,568	$126,467
Unearned premium reserves	48,635	34,600
Advance premium	1,441	1,755
Accounts payable and accrued expenses	7,624	7,785
Ceded reinsurance balances payable	7,728	5,623
Benefit plan liabilities	300	324
Segregated portfolio cell dividend payable	9,583	7,962
Federal income taxes payable	913	1,902
Junior subordinated debentures	8,044	8,044

Total liabilities	$214,836	$194,462

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Series A preferred stock, par value $0, auth. shares – 5,000,000; no shares issued and outstanding	—	—
Common capital stock, par value $0, auth. shares – 20,000,000; issued – 11,597,723 and 11,351,048, respectively; outstanding—11,320,340 and 11,351,048, respectively	—	—
Unearned ESOP compensation	(6,728)	(7,101)
Additional paid in capital	109,303	108,502
Treasury stock, at cost (277,383 shares)	(4,156)	—
Retained earnings	76,773	69,483
Accumulated other comprehensive income, net	1,029	2,860

Total shareholders’ equity	176,221	173,744

Total liabilities and shareholders’ equity	$391,057	$368,206

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 9, 2007

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2007	Pro Forma June 30, 2006	June 30, 2007	Pro Forma June 30, 2006
Revenue:
Net premiums earned	$31,833	$26,078	$60,962	$52,444
Net investment income	3,238	2,536	6,218	4,974
Net realized investment gains	1,007	220	1,731	1,314
Other revenue	156	158	338	291

Total revenue	36,234	28,992	69,249	59,023

Expenses:
Losses and loss adjustment expenses incurred	18,571	15,985	36,511	34,534
Acquisition and other underwriting expenses	3,820	3,432	7,169	6,728
Other expenses	6,066	5,601	11,523	9,364
Amortization of intangible assets	435	501	869	1,002
Policyholder dividends	153	153	254	238
Segregated portfolio dividend expense	670	990	1,392	1,564

Total expenses	29,715	26,662	57,718	53,430

Income before income taxes	6,519	2,330	11,531	5,593
Income tax expense	2,205	1,622	4,066	2,906

Net income	$4,314	$708	$7,465	$2,687

Earnings per share (EPS):
Basic shares outstanding	10,564,572	10,630,938	10,602,610	10,621,595
Basis EPS	$0.41	$0.07	$0.70	$0.25

Diluted shares outstanding	10,893,057	10,937,037	10,928,285	10,927,694
Diluted EPS	$0.40	$0.06	$0.68	$0.25

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 9, 2007

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes, a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Form 10-K, filed with the U.S. Securities and Exchange Commission and in our other public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.